Exhibit 99.2

Solomon Hires Division President

TARPON SPRINGS, Fla., June 6, 2007 -- Solomon Technologies, Inc. (OTC BB:SOLM) announced today that it has hired Jack Worthen as President of its Power Electronics Division.

Mr. Worthen has extensive sales, marketing and business development experience in the semiconductor and power electronics sectors. Mr. Worthen served as President of SatCon Electronics since April 2005 increasing business by 30% while introducing the company’s first standard product line of high reliability power conversion products. These products included linear regulators and high efficiency dc-dc converters for the aerospace, avionics, and high end industrial markets.  For most of his career Mr. Worthen worked for Sipex Corporation, most recently as Senior Vice President of Sales. There, he directed worldwide management of sales, customer service and applications engineering, leading a revenue increase over 2 years from $60M to $120M. He was a key team member in establishing the company as a leader in the power management market for portable power and distributed power applications. These products included linear regulators, switching regulators, and controllers serving the power supply, telecommunications, and consumer market segments.

Mr. Worthen will report to Gary G. Brandt, CEO, Solomon Technologies. Peter W. DeVecchis will continue as Solomon's President, Motive Power Division. Anthony F. Intino, II, President of Solomon's Technipower subsidiary, will report directly to Mr. Worthen.

``This is a significant addition to Solomon's management team and an important step in building a significant presence in the power electronics segment of our business,'' commented Gary G. Brandt, CEO of Solomon. ``Jack Worthen is a respected industry leader with a track record that fits well with Solomon's business plan. He will be instrumental in integrating our pending acquisition of Deltron and in establishing a consistent marketing and sales approach to our growing portfolio of products and technology.''

Mr. Worthen commented, ``I am extremely pleased to be joining Solomon at this critical juncture as we complete the acquisition of Deltron and expand the portfolio of products and technology. I am excited about building the Power Electronics division through both internal growth and acquisition and am confident that we will be able to significantly expand cash flow with our lower cost offshore manufacturing.''

Information about Solomon Technologies, Inc.:

Solomon Technologies, Inc., through its Motive Power and Power Electronics divisions, develops, licenses, manufactures and sells precision electric power drive systems, including those utilizing its patented Electric Wheel, Electric Transaxle and hybrid and regenerative technologies as well as direct current power supplies and power supply systems requiring high levels of reliability and ruggedness for defense, aerospace, marine, commercial, automotive, hybrid and all electric vehicle applications.

FORWARD LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Solomon Technologies, Inc. in this release that are not historical in nature, particularly those that utilize terminology such as ``may,'' ``will,'' ``should,'' ``likely,'' ``expects,'' ``anticipates,'' ``estimates,'' ``believes,'' or ``plans,'' or comparable terminology, are forward-looking statements based on current expectations about future events, which management has derived from the information currently available to it. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Important factors known to management that could cause forward-looking statements to turn out to be incorrect are identified and discussed from time to time in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this release speak only as of the date hereof, and the Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Solomon Technologies, Inc.
Peter DeVecchis
(727) 934-8778
www.solomontechnologies.com

Crescent Communications
David Long
(203) 226-5527
www.crescentir.com